Exhibit 10.14(c)

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT OF

ADAM M. ARON,

AS CHAIRMAN OF THE BOARD

AND CHIEF EXECUTIVE OFFICER

OF VAIL RESORTS, INC.

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT is made and entered into this 29th day of July, 2003, by and between Vail Resorts, Inc., a Delaware corporation ("Company"), and Adam M. Aron ("Executive").

WHEREAS, Company and Executive are parties to an employment agreement dated July 29, 1996, which employment agreement was amended by letter agreement dated February 13, 1997 and further amended by an amendment to employment agreement dated as of May 1, 2001 (together, with this Second Amendment to Employment Agreement, the "Employment Agreement"); and

WHEREAS, Company and Executive desire to amend the Employment Agreement to comply with the provisions of the Sarbanes-Oxley Act of 2002, which precludes loans to executive officers.

NOW, THEREFORE, Company and Executive, intending to be legally bound, hereby agree as follows:

The first paragraph under Section C, Bachelor Gulch Lot 99 Loan Forgiveness, of the amendment to employment agreement shall be deleted in its entirety and revised to read as follows:

C. Bachelor Gulch Lot 99

The Company and Executive have separately entered into a purchase and sale agreement (the "Bachelor Gulch Purchase") which provides for Executive to acquire Lot 99 in the Company's Bachelor Gulch Development ("Lot 99"), as well as a Bachelor Gulch Club Membership. In the event Executive elects to purchase Lot 99, and Executive remains employed with the Company through the Vesting Date, Company will provide Executive with a one-time bonus in the amount of $659,750 for such purchase (including closing costs and transfer assessment fees), which bonus will be paid at the time of the closing of the Lot 99 purchase.

The remaining paragraphs under Section C of the Amendment to Employment Agreement shall remain unchanged.

Except as amended hereby, the provisions of the Employment Agreement shall remain in full force and effect with no amendment or modification thereto other than as set forth herein. The amendment agreed to above shall be additive to the Employment Agreement, and, except as revised herein, all other terms of the Employment Agreement and the amendment above shall be in effect. To the extent there is conflict among the documents comprising the Employment Agreement, this Second Amendment to Employment Agreement shall govern.

The signature of the Committee's Chairman signifies his concurrence that the above accurately reflects the Committee's understanding. Countersignatures by the Company's General Counsel and Executive shall make this Second Amendment to Employment Agreement binding on the Company and Executive.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first above written.

COMPANY:

VAIL RESORTS, INC.

By: ________________________________

MARTHA DUGAN REHM

Senior Vice President and

General Counsel

EXECUTIVE:

____________________________________

ADAM M. ARON

APPROVED:

________________________

Rob Katz, Chairman,

Compensation Committee